Exhibit 99.2

Iveda Announces Closing of $8.0 Million Public Offering Uplisting to Nasdaq and Reverse Stock Split

MESA, AZ., April 5, 2022 – Iveda Solutions, Inc. (NASDAQ: IVDA, IVDAW) (“Iveda” or the “Company”), the worldwide provider of IvedaAI™ intelligent video search technology, Sentir® video surveillance products, IvedaPinpoint™ and IvedaHome™ IoT (Internet of Things) platforms with smart devices, today announced the closing of its previously announced underwritten public offering of 1,885,000 shares of common stock, and accompanying warrants to purchase 1,885,000 shares of common stock, at an aggregate offering price of $4.25 per share of common stock and accompanying Warrant. The Warrants are immediately exercisable at a price of $4.25 per share of common stock and will expire five years from the date of issuance. The shares of common stock and the accompanying Warrants were purchased together in the offering, but were issued separately and were immediately separable upon issuance. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 279,700 shares of common stock and/or up to an additional 279,700 Warrants at a price of $4.24 per share of common stock and $0.01 per warrant to cover over-allotments. The underwriter has partially exercised its option to purchase 279,700 additional Warrants. The common stock and Warrants began trading on the Nasdaq Capital Market on April 1, 2022, under the symbols “IVDA” & “IVDAW,” respectively. Iveda received gross proceeds of approximately $8.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. In connection with the offering and to qualify for Nasdaq listing, the Company effectuated a previously announced reverse split of its issued and outstanding common stock at a ratio of 1-for-8. The reverse stock split became effective at 6:00 P.M., Eastern Time, on Thursday, March 31, 2022. The share numbers and pricing information in this release are adjusted to reflect the impact of the reverse stock split. The new CUSIP number for the common stock following the reverse split is 46583A204.

Maxim Group LLC acted as sole book-running manager for the offering.

The offering was conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-261963), as amended, previously filed with, and subsequently declared effective by, the Securities and Exchange Commission (“SEC”). A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iveda:

Iveda® (NASDAQ:IVDA) specializes in IoT platforms that offer service providers a turn-key cloud video surveillance system, smart sensors and intelligent video search technology. Iveda utilizes proprietary command center, big data storage and deep-learning algorithms. Iveda received SAFETY Act protections from the U.S. Department of Homeland Security as a Qualified Anti-Terrorism Technology Provider. Headquartered in Mesa, Arizona, with a subsidiary in Taiwan, Iveda is publicly traded under the ticker symbol “IVDA.”

Cautionary Note Regarding Forward-Looking Statements

This release includes forward-looking statements. Actual results may vary materially from those expected. Iveda’s business is subject to significant risks and uncertainties described more thoroughly in the Company’s SEC filings, including but not limited to its Registration Statement on Form S-1 and Form 10-K with audited financials for the year ended December 31, 2021 and December 31, 2020 and its subsequently filed quarterly reports on Form 10-Q. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Iveda’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. All forward-looking statements made herein are qualified by such risk factors, and readers are advised to consider such factors carefully. Iveda undertakes no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Iveda

Ty Young

Director of Communications

Tel: +1 (623) 565-9320

Email: tyyoung@iveda.com

###